UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 27, 2011, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”), a wholly owned subsidiary of The Mosaic Company (“Mosaic”), was issued an “imminent danger order” (the “Order”) by the U.S. Department of Labor, Mine Safety and Health Administration (the “DOL”), under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“MSHA”), to stop certain activities that Mosaic Fertilizer was allegedly conducting at its Wingate, Florida, phosphate rock mine: two miners were on the deck of a crane attaching a lifting chain to a hoist hook in preparation for lifting a dredge cutter head from the ground onto a floating work platform, and in danger of falling six feet to the ground. The miners were removed from the deck of the crane.

In addition, in connection with the Order, the DOL issued Mosaic Fertilizer a citation under Section 104(a) of MSHA because the two miners were allegedly not wearing safety belts and lines and the crane was not equipped with attachment points for a lifeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: June 30, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary